UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

BLACK TUSK MINERALS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street Vancouver, British Columbia Canada (Address of principal executive offices)	V6P 5T2 (Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 28, 2011, Black Tusk Minerals Inc. (the “Company”) closed a private placement of units.  Under the terms of the private placement, the Company issued 283,334 units at a price of $0.15 per unit. Each unit consists of one share of common stock of the Company and one full purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.25 until September 28, 2013.

On September 28, the Company accepted for exercise 200,000 warrants for the purchase of shares of common stock of the Company at $0.05 per share. The warrants were issued as part of a conversion into units of 7% Convertible Debentures on March 30, 2011. The issuance of the Convertible Debentures was reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2011.

The convertible debentures, units, warrants and shares of common stock were issued as part of a non-brokered private placement to non-U.S. persons outside of the United States in off-shore transactions. The convertible debentures, units, shares of common stock, warrants and underlying shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the laws of any state, and are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The convertible debentures, units, shares of common stock, warrants and underlying securities were placed pursuant to exclusions from registration requirements by Rule 903 of Regulation S of the Securities Act, such exclusions being available based on information obtained from the investors to the private placement.

Item 8.01 Other Events

On September 14, 2011, the Company granted to consultants 40,000 options under the Company's 2011 Nonqualified Stock Option Plan (the “2011 Plan”) and 25,000 options under the Company's 2009 Nonqualified Stock Option Plan (the “2009 Plan”). The 2011 Plan, in its entirety, can be found on the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2011. The 2009 Plan, in its entirety, can be found on the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Tusk Minerals Inc.
(Registrant)

Dated: October 3, 2011	By: /s/ Gavin Roy
Gavin Roy President